UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Core Laboratories N.V.*

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

* On or about May 1, 2023, Core Laboratories N.V. will consummate a merger with Core Laboratories Luxembourg S.A., following which Core Laboratories Luxembourg S.A. will domesticate in Delaware as Core Laboratories, Inc., a Delaware corporation. Core Laboratories, Inc. will be the successor registrant to Core Laboratories N.V. and will hold the annual meeting of stockholders described in this proxy statement.

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

for the Shareholder Meeting To Be Held on June 28, 2023

Meeting Information
CORE LABORATORIES INC.	Meeting Type:	Annual Meeting
	For holders as of:	May 5, 2023
	Date: June 28, 2023	Time: 9:00 am CDT
	Location:	The Westin Houston, Memorial City
945 Gessner Road
Houston, Texas 77024

CORE LABORATORIES INC.	You are receiving this communication because you hold shares in the above named company.
6316 WINDFERN ROAD HOUSTON, TX 77040

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy materials are available at www.proxydocs.com/clb. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy (as instructed on the reverse side) on or before May 5, 2023 to facilitate timely delivery.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT	ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow 		XXXX XXXX XXXX	(located on the following page) and
visit: www.proxydocs.com/clb.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	The proxy materials are available at www.proxydocs.com/clb.
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed
in the box marked by the arrow 	XXXX XXXX XXXX	(located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 5, 2023 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box
marked by the arrow 	XXXX XXXX XXXX	available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

The Board of Directors recommends that you vote FOR the following:			For	Withhold
1.

To elect one new Class I Director and to re-elect one current Class I Director to serve under the terms and conditions described within the proxy statement until our annual meeting in 2026 and until their successors shall have been duly elected and qualified;

	1a) Harvey Klingensmith			
	1b) Curtis Anastasio			
The Board of Supervisory Directors recommends that you vote FOR the following proposals:		For	Against	Abstain

2.	To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accountants for the year ending December 31, 2023;			

3a.

To approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis (“CD&A”), and the compensation of the Company’s named executive officers as disclosed pursuant to the U.S. Securities and Exchange Commission’s (the "SEC") compensation disclosure rules, including the compensation tables;

				
The Board of Directors recommends you vote 1 Year on the following proposal:	1 Year	2 Years	3 Years	Abstain
3b.

To approve the selection of the frequency of shareholder votes on executive compensation, such that the shareholders of the Company be provided an opportunity to approve the compensation philosophy, policies and procedures described in the CD&A, and the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables, every:

				
The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
4.

To approve and resolve the amendment and restatement of the Company’s 2014 Non-Employee Director Stock Incentive Plan, the principal purpose of which is to extend the term of such plan through June 28, 2033.

				

NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.